                            CERTIFICATE OF FORMATION

                                       OF

                              MORRIS GASCO, L.L.C.
                           A LIMITED LIABILITY COMPANY

FIRST: The name of the limited liability company is:

                              MORRIS GASCO, L.L.C.

SECOND:  The address of its  registered  office in the State of Delaware is 1013
Centre  Road,  in the City of  Wilmington,  County of New Castle,  19805 and its
registered agent at such address is Corporation Service Company.

     IN WITNESS  WHEREOF,  the  undersigned,  being the  individual  forming the
Company,  has executed,  signed and  acknowledged  this Certificate of Formation this 30th day of December, A.D. 1996.

                                                 \s\ Jonathon P. Levi
                                                 --------------------
                                                 Jonathon P. Levi
                                                 Authorized Person